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                                                                    Exhibit 23.3


             Report of Independent Registered Public Accounting Firm
                         on Financial Statement Schedule

The Board of Directors and Stockholders
Dynamics Research Corporation:

Under the date of March 26, 2003, we reported on the consolidated statement of operations of Dynamics Research Corporation and subsidiaries for the period ended December 31, 2002, and the related statements of changes in stockholders' equity and comprehensive loss and cash flows. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related financial statement schedule. This financial statement schedule is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


/s/ KPMG LLP

Boston, Massachusetts
March 26, 2003